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

                                                                                                        EXHIBIT 11


                BANKERS LIFE HOLDING CORPORATION AND SUBSIDIARIES

                        Computation of Earnings Per Share
                                   (unaudited)


                                                                     Three months ended      Nine months     Six months
                                                                        September 30,           ended          ended
                                                                      ------------------     September 30,     June 30,
                                                                      1996          1995          1996           1995
                                                                      ----          ----     -------------   -----------
                                                                                                             (prior basis)
   Shares outstanding, beginning of period......................    49,326,340    52,837,326   50,597,758     52,782,700
     Weighted average shares issued (retired) during the period:
     Employee defined contribution plan.........................                         357                      36,715
     Exercise of stock options (1)..............................        41,653            -        14,591             -
     Shares acquired and effectively retired (2)................             -      (541,222)  (1,213,634)            -
     Common stock equivalents related to stock options..........        80,058            -        24,297             -
                                                                   -----------   -----------  -----------    -----------

         Weighted average shares outstanding ...................    49,448,051    52,296,461   49,423,012     52,819,415
                                                                   ===========   ===========  ===========    ===========

     Net income ................................................   $32,096,563   $30,693,000  $94,342,768    $60,241,000
                                                                   ===========   ===========  ===========    ===========

         Net income per common share............................          $.65          $.59        $1.91          $1.14
                                                                          ====          ====        =====          =====

(1)  Bankers issued 99,700 shares during the nine months ended September 30, 1996 upon the exercise of stock options.

(2)  Bankers purchased 1,272,248 common shares during the nine months ended September 30, 1996.
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